Exhibit 4.1 DEPOSIT AGREEMENT among THE PNC FINANCIAL SERVICES GROUP, INC., COMPUTERSHARE TRUST COMPANY, N.A., and COMPUTERSHARE INC., as Depositary, and THE HOLDERS FROM TIME TO TIME OF THE DEPOSITARY RECEIPTS DESCRIBED HEREIN Dated as of September 13, 2021

TABLE OF CONTENTS Page -i- ARTICLE I DEFINED TERMS ........................................................................................................................ 1 Section 1.1 Definitions. ....................................................................................................................................... 1 ARTICLE II APPOINTMENT OF DEPOSITARY; BOOK-ENTRY SYSTEM; FORM OF AND TRANSFER OF RECEIPTS; DEPOSIT OF SERIES T PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS ............................................................................................................................... 2 Section 2.1 Appointment of Depositary. ............................................................................................................. 2 Section 2.2 Book-Entry System; Form and Transfer of Receipts. ...................................................................... 2 Section 2.3 Deposit of Series T Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. .................................................................................................................................. 4 Section 2.4 Registration of Transfer of Receipts. ................................................................................................ 4 Section 2.5 Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series T Preferred Stock. ................................................................................................................... 5 Section 2.6 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. ............... 5 Section 2.7 Lost Receipts, etc. ............................................................................................................................ 6 Section 2.8 Cancellation and Destruction of Surrendered Receipts. ................................................................... 6 Section 2.9 Redemption of Series T Preferred Stock. ......................................................................................... 6 Section 2.10 Deposits. ......................................................................................................................................... 7 ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION ........................................................................................................................... 7 Section 3.1 Filing Proofs, Certificates and Other Information. ........................................................................... 7 Section 3.2 Payment of Taxes or Other Governmental Charges. ........................................................................ 8 Section 3.3 Warranty as to Series T Preferred Stock. ......................................................................................... 8 Section 3.4 Warranty as to Receipts. ................................................................................................................... 8 ARTICLE IV THE DEPOSITED SECURITIES; NOTICES .............................................................................. 8 Section 4.1 Cash Distributions. ........................................................................................................................... 8 Section 4.2 Distributions Other than Cash, Rights, Preferences or Privileges. ................................................... 8 Section 4.3 Subscription Rights, Preferences or Privileges. ................................................................................ 9 Section 4.4 Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts. ......................................... 9 Section 4.5 Voting Rights. ................................................................................................................................ 10 Section 4.6 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. ................. 10 Section 4.7 Delivery of Reports. ....................................................................................................................... 10 Section 4.8 Lists of Receipt Holders. ................................................................................................................ 11 ARTICLE V THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION ......................................................................................................................... 11 Section 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. .................. 11

TABLE OF CONTENTS (continued) Page -ii- Section 5.2 Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation. ................................................................................................ 11 Section 5.3 Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Corporation. ........ 11 Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. .................. 14 Section 5.5 Corporate Notices and Reports. ...................................................................................................... 14 Section 5.6 Indemnification by the Corporation. .............................................................................................. 15 Section 5.7 Fees, Charges and Expenses. .......................................................................................................... 15 ARTICLE VI AMENDMENT AND TERMINATION ..................................................................................... 15 Section 6.1 Amendment. ................................................................................................................................... 15 Section 6.2 Termination. ................................................................................................................................... 16 ARTICLE VII MISCELLANEOUS .................................................................................................................... 16 Section 7.1 Counterparts. .................................................................................................................................. 16 Section 7.2 Exclusive Benefit of Parties. .......................................................................................................... 16 Section 7.3 Invalidity of Provisions. ................................................................................................................. 16 Section 7.4 Notices. ........................................................................................................................................... 16 Section 7.5 Depositary’s Agents. ...................................................................................................................... 17 Section 7.6 Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent in Respect of Receipts. ........................................................................................................................... 17 Section 7.7 Appointment of Calculation Agent. ............................................................................................... 17 Section 7.8 Holders of Receipts Are Parties. .................................................................................................... 17 Section 7.9 Governing Law. .............................................................................................................................. 18 Section 7.10 Inspection of Deposit Agreement. ................................................................................................ 18 Section 7.11 Headings. ...................................................................................................................................... 18 Section 7.12 Confidentiality. ............................................................................................................................. 18

1 DEPOSIT AGREEMENT (this “Agreement”) dated as of September 13, 2021, among (i) The PNC Financial Services Group, Inc., a Pennsylvania corporation, (the “Corporation”), (ii) Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered national association (the “Trust Company”), jointly as “Depositary”, and (iii) the Holders from time to time of the Receipts described herein. WHEREAS, the Corporation desires to appoint Computershare and the Trust Company jointly as Depositary; WHEREAS, Computershare and the Trust Company each desires to accept such appointment and perform the services related to such appointment; WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series T Preferred Stock of the Corporation from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Series T Preferred Stock so deposited; and WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows: ARTICLE I DEFINED TERMS Section 1.1 Definitions. The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement: “Computershare” shall mean Computershare Inc. “Corporation” shall mean The PNC Financial Services Group, Inc., a Pennsylvania corporation, and its successors. “Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof. “Depositary” shall mean, collectively, Computershare Trust Company, N.A. and Computershare Inc., and any successor as Depositary hereunder. “Depositary Shares” shall mean the depositary shares, each representing 1/100th of one share of the Series T Preferred Stock, evidenced by a Receipt. “Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5. “Depositary’s Office” shall mean the principal office of the Depositary, or such other office at which at any particular time its depositary receipt business shall be administered, which is currently in Canton, MA. “DTC” shall mean the Depository Trust Company. “Officer’s Certificate” shall mean a certificate in substantially the form set forth as Exhibit B hereto, which is signed by an officer of the Corporation and which shall include the terms and conditions of the Series T Preferred Stock to be issued by the Corporation and deposited with the Depositary from time to time in accordance with the terms hereof. “Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect

2 to the Series T Preferred Stock held of record by the Record Holder of such Depositary Shares and shall include the DTC Receipt, as defined in Section 2.2, where appropriate. “Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose. “Redemption Date” shall have the meaning set forth in Section 2.9. “Registrar” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided; and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Registrar shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose. “Securities Act” shall mean the Securities Act of 1933, as amended. “Series T Preferred Stock” shall mean the shares of the Corporation’s 3.400% Fixed-Rate Reset Non- Cumulative Perpetual Preferred Stock, Series T, $1.00 par value, with a liquidation preference of $100,000 per share, designated in the Statement and described in the Officer’s Certificate delivered pursuant to Section 2.3 hereof. “Statement” shall mean the relevant Statement with Respect to Shares filed with the Department of State of the Commonwealth of Pennsylvania establishing the Series T Preferred Stock as a series of preferred stock of the Corporation. “Trust Company” shall mean Computershare Trust Company, N.A. ARTICLE II APPOINTMENT OF DEPOSITARY; BOOK-ENTRY SYSTEM; FORM OF AND TRANSFER OF RECEIPTS; DEPOSIT OF SERIES T PREFERRED STOCK; EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS Section 2.1 Appointment of Depositary. The Corporation hereby appoints Computershare and Trust Company, collectively, as Depositary for the Series T Preferred Stock, and each of Computershare and Trust Company hereby accepts such appointment as Depository for the Series T Preferred Stock, on the terms and conditions set forth in this Agreement. Section 2.2 Book-Entry System; Form and Transfer of Receipts. The Corporation and the Depositary shall make application to DTC for acceptance of all of the Receipts for its book-entry settlement system. The Corporation hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Corporation may instruct the Depositary regarding making other arrangements for book-entry settlement. If the Receipts are not eligible for book-entry form, the Depositary shall provide written instructions to DTC to deliver the DTC Receipt to the Depositary for cancellation and the Corporation shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares.

3 Beneficial owners of Depositary Shares through DTC will not be entitled to receive Receipts in physical, certificated form or have Depositary Shares registered in their name, except as described below. The DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Corporation at any time that it is unwilling or unable to continue to make its book-entry settlement available for the Receipts and a successor to DTC is not appointed by the Corporation within ninety (90) days of the date the Corporation is so informed in writing, (ii) DTC notifies the Corporation at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed within ninety (90) days of the date the Corporation is so informed in writing, or (iii) the Corporation in its sole discretion notifies the Depositary in writing that the DTC Receipt shall be exchangeable for definitive Receipts. If beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, upon receipt by the Depositary of the DTC Receipt for cancellation and any other necessary documentation, the Depositary is hereby directed to and shall execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares and to make appropriate entries in the register with respect thereto. Receipts shall be in denominations of any number of whole Depositary Shares. The Corporation shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Agreement. The DTC Receipts and definitive Receipts, if any, shall be substantially in the form set forth in Exhibit A annexed to this Agreement and incorporated herein by reference, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of any securities exchange on which the Depositary Shares are then listed. In the case of any of the events described above resulting in the issuance of definitive Receipts in exchange for the DTC Receipt, the Depository, pending the preparation of definitive Receipts and upon the written order of the Corporation delivered in compliance with Section 2.3, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable by the Holder for definitive Receipts upon surrender of the temporary Receipts at an office described in the second paragraph of Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor to the Holder or the Depositary. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement as definitive Receipts. Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary; provided that, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized officer of such Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as described in the preceding sentence. The Registrar shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper and duly authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the delivery of such Receipts or did not hold such office on the date of issuance of such Receipts. Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Corporation or by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series T Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

4 Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the Depositary’s procedures; provided, however, that until transfer of any particular Receipt, it shall be registered on the books of the Registrar as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes. Section 2.3 Deposit of Series T Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of Series T Preferred Stock under this Deposit Agreement by delivery to the Depositary, including via electronic book-entry (or in such other manner as may be agreed to by the Corporation and the Depository), of such shares of Series T Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with: (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, (ii) an opinion of counsel to the Corporation addressed to the Depositary which it is permitted to rely upon, stating that: (1) the Depositary Shares and the Series T Preferred Stock have been registered under the Securities Act and (2) the Series T Preferred Stock, when issued and delivered against payment therefor, will be duly and validly issued and fully paid and non-assessable, (iii) an executed Officer’s Certificate attaching the Certificate of Designations and all other information required to be set forth therein which the Depository is permitted to rely upon, and (iv) a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Series T Preferred Stock. Shares of Series T Preferred Stock that are deposited shall be held by the Depositary in an account to be established by the Depositary at the Depositary’s Office, or at such other place or places as the Depositary shall determine. As Registrar and Transfer Agent for the deposited Series T Preferred Stock, the Depositary will reflect changes in the number of shares of deposited Series T Preferred Stock held by it by notation, book-entry or other appropriate method. The Depositary shall not lend any Series T Preferred Stock deposited hereunder. Upon receipt by the Depositary of shares of Series T Preferred Stock deposited in accordance with the provisions of this Section 2.3, together with the other documents required as above specified, and upon recordation of the Series T Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.3, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Series T Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. Section 2.4 Registration of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary, as Registrar and Transfer Agent for the Receipts, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer and including a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other evidence of authority that may be reasonably required by the Depositary (or successor Registrar or Transfer Agent), together with evidence of the payment of any applicable taxes or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto. The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Series T Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or

5 exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.9. Section 2.5 Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series T Preferred Stock. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered. Any Holder of a Receipt or Receipts may withdraw the number of whole shares of Series T Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, or Depositary Shares represented by such Receipt or Receipts, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption; and provided further that the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.7 and all taxes and governmental charges in connection with such surrender and withdrawal of Preferred Stock have been paid in accordance with the terms of this Agreement. Thereafter, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Series T Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts, or Depositary Shares represented by such Receipt or Receipts, so surrendered for withdrawal, but Holders of such whole shares of Series T Preferred Stock will not thereafter be entitled to deposit such Series T Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series T Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Series T Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.4 upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Series T Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary or Computershare, as applicable. Delivery of the Series T Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate (or in such other manner as may be agreed by the Corporation and the Depositary), which if required by the Depositary shall be properly endorsed or accompanied by proper instruments of transfer. If the Series T Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Series T Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Series T Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank. Delivery of the Series T Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder. Section 2.6 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence will include a signature guarantee and any other reasonable evidence of authority that may be required

6 by the Depositary), and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law and as may be required by any securities exchange on which the Series T Preferred Stock, the Depositary Shares or the Receipts may be listed. The deposit of the Series T Preferred Stock may be refused, the delivery of Receipts against Series T Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement. Section 2.7 Lost Receipts, etc. In case any Receipt shall be mutilated and surrendered to the Depositary, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the Holder thereof furnishing the Depositary with an affidavit and an open penalty surety bond satisfactory to the Depositary; and (iii) the payment of any reasonable expense (including reasonable fees, charges, and expenses of the Depositary) in connection with such execution and delivery. Applicants for such substitute Receipts shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code. Section 2.8 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled. Section 2.9 Redemption of Series T Preferred Stock. Whenever the Corporation shall be permitted and shall elect to redeem shares of Series T Preferred Stock in accordance with the terms of the Certificate of Designations, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary or Computershare, as applicable, not less than five (5) days and not more than thirty (30) days prior to the Redemption Date (as defined below), written notice of the date of such proposed redemption of Series T Preferred Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of Series T Preferred Stock is in accordance with the provisions of the Certificate of Designations. On the date of such redemption, provided that the Corporation shall then have paid or caused to be paid in full to Computershare the redemption price of the Series T Preferred Stock to be redeemed, plus (i) an amount equal to any declared and unpaid dividends thereon to the date fixed for redemption, or (ii) in the case of a Regulatory Capital Treatment Event (as defined in the Statement) plus any declared and unpaid dividends and an amount equal to the partial dividend that would have accrued from the prior scheduled dividend payment date up to the redemption date, thereon to the date fixed for redemption, in each case in accordance with the provisions of the Statement, the Depositary shall redeem the number of Depositary Shares representing such Series T Preferred Stock. The Depositary shall mail notice of the Corporation’s redemption of Series T Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Series T Preferred Stock to be redeemed by first-class mail, postage prepaid (or another reasonably acceptable transmission method), not less than five (5) days and not more than thirty (30) days prior to the date fixed for redemption of such Series T Preferred Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depositary (provided that, if the Depositary Shares are held through DTC, the Depositary shall give such notice in accordance with the procedures of DTC); but neither failure to mail any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the redemption

7 price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Series T Preferred Stock represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot. Notice having been mailed (or transmitted) by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the Series T Preferred Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Series T Preferred Stock so called for Redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/100th of the redemption price per share of Series T Preferred Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends in accordance with the provisions of the Statement. If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary or Computershare, as appropriate, will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. In any such case, the Corporation shall redeem Depositary Shares only in increments of 10 Depositary Shares and any multiple thereof. The Depositary shall, to the extent permitted by law, release or repay to the Corporation any funds deposited by or for the account of the Corporation for the purpose of redeeming any Depositary Shares that remain unclaimed at the end of three years from the applicable Redemption Date, without further action necessary on the part of the Corporation. Section 2.10 Deposits. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services under this Agreement (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation. Until paid pursuant to this Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Global Ratings (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall not bear responsibility nor liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses, resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Corporation, any Holder or any other party. ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION Section 3.1 Filing Proofs, Certificates and Other Information. Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Series T Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other

8 distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made. Section 3.2 Payment of Taxes or Other Governmental Charges. Holders of Receipts shall be obligated to make payments to Computershare of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Series T Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Series T Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency. Section 3.3 Warranty as to Series T Preferred Stock. The Corporation hereby represents and warrants that the Series T Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Series T Preferred Stock and the issuance of the related Receipts. Section 3.4 Warranty as to Receipts. The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Depositary Shares, and each Depositary Share will represent a 1/100th interest in a share of deposited Series T Preferred Stock. Such representation and warranty shall survive the deposit of the Series T Preferred Stock and the issuance of the Receipts. ARTICLE IV THE DEPOSITED SECURITIES; NOTICES Section 4.1 Cash Distributions. Whenever Computershare shall receive any cash dividend or other cash distribution on the Series T Preferred Stock, Computershare shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Series T Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. Computershare shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made hereunder. Section 4.2 Distributions Other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Series T Preferred Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an

9 amount on account of taxes) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions. Section 4.3 Subscription Rights, Preferences or Privileges. If the Corporation shall at any time offer or cause to be offered to the persons in whose names the Series T Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall reasonably direct, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Corporation; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary or the Corporation determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Corporation, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until it has received written notice from the Corporation that such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act. The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Agreement unless and until it has received such notification in writing. Section 4.4 Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Series T Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Series T Preferred Stock are entitled to vote or of which holders of the Series T Preferred Stock are entitled to notice, or

10 whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Series T Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons. Section 4.5 Voting Rights. Subject to the provisions of the Certificate of Designations, upon receipt of notice of any meeting at which the holders of the Series T Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts, determined on the record date as set forth in Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series T Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Series T Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series T Preferred Stock or cause such Series T Preferred Stock to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Series T Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the Series T Preferred Stock represented by the Depositary Shares evidenced by the Receipts of such Holder. Section 4.6 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Series T Preferred Stock, subject to the provisions of the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the written instructions of the Corporation, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Series T Preferred Stock and in the ratio of the redemption price per Depositary Share to the redemption price per share of Series T Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Series T Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series T Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Series T Preferred Stock. In any such case the Corporation in its discretion may direct the Depositary to, or the Depositary may in its discretion, and with the written approval of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Series T Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Series T Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Series T Preferred Stock represented by such Receipts might have been converted or for which such Series T Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. Section 4.7 Delivery of Reports. The Depositary shall furnish to Holders of Receipts any reports and communications received from the Corporation which are received by the Depositary, as holder of the Series T Preferred Stock, and which the Corporation is required to furnish to the holders of the Series T Preferred Stock.

11 Section 4.8 Lists of Receipt Holders. Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts. ARTICLE V THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION Section 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement. The Registrar shall keep books at the Depositary’s Office for the registration and transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Registrar, the Depositary shall open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts. The Registrar may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or because of any requirement of law or any government, governmental body or commission, stock exchange or any applicable self-regulatory body. If the Receipts or the Depositary Shares evidenced thereby or the Series T Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Corporation will appoint a Registrar for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Corporation. If the Receipts, Depositary Shares or Series T Preferred Stock are listed on one or more other securities exchanges, the Registrar will, at the request of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Series T Preferred Stock as may be required by law or applicable securities exchange regulation. Section 5.2 Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall incur any liability to any Holder of a Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Corporation’s Amended and Restated Articles of Incorporation (including the Certificate of Designations) or by reason of any act of God or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Corporation shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Corporation incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement. Section 5.3 Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Corporation. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts other than for its gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct, or bad faith must be determined by a final, non-appealable order, judgement, decree or ruling of a court of competent jurisdiction).

12 Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor the Corporation shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to loss of anticipated profit) occasioned by breach of any provision of this Deposit Agreement, even if apprised of the possibility of such damages. Further, the aggregate liability of the Depositary; any Depositary Agent; or any Registrar during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Corporation to Depositary as fees and charges, but not including reimbursable expenses. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series T Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be reasonably required. Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Series T Preferred Stock for deposit, any Holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar and the Corporation may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Series T Preferred Stock or for the manner or effect of any such vote made, as long as any such action or inaction is not taken in bad faith (which bad faith must be determined by a final, non-appealable order, judgement, decree or ruling of a court of competent jurisdiction). The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary, the Depositary’s Agents, and any Registrar may own and deal in any class of securities of the Corporation and its affiliates and in Receipts or become pecuniarily interested in any transaction in which the Corporation or its affiliates may be interested or contract with or lend money to or otherwise act as fully or freely as if it were not the Depositary, Depositary’s Agent or Registrar hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Corporation and its affiliates. The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Series T Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments. It is intended that neither the Depositary nor any Depositary’s Agent nor the Registrar, acting as the Depositary’s Agent or Registrar, as the case may be, shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, any Depositary’s Agent and the Registrar are acting only in a ministerial capacity as Depositary or Registrar for the Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Agreement in its capacity as Depositary. The Depositary, any Depositary Agent, or any Registrar will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Series T Preferred Stock, Depositary Shares or Receipts. Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary’s Agent nor the Registrar makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Series T Preferred Stock, the Depositary Shares or the Receipts (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the

13 correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Agreement. In the event the Depositary or any Registrar believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary or such Registrar shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary or such Registrar may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary or such Registrar receives written instructions or a certificate signed by the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or such Registrar, or which proves or establishes the applicable matter to its satisfaction. The Depositary undertakes not to issue any Receipt other than to evidence the Depositary Shares representing interests in the shares of Series T Preferred Stock that have been delivered to and are then on deposit with the Depositary. The Depositary also undertakes not to sell, except as provided herein, pledge or lend Depositary Shares or any shares of deposited Series T Preferred Stock by it as Depositary. In the event the Depositary, any Depositary Agent, or any Registrar shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary, such Depositary Agent, or such Registrar, as applicable, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall be entitled to the indemnification set forth in Section 5.6 hereof in connection with any action so taken. From time to time, the Corporation may provide the Depositary or any Registrar with instructions concerning the services performed by the Depositary under this Deposit Agreement. In addition, at any time, the Depositary or any Registrar may apply to any officer of the Corporation for instruction, and may consult with legal counsel for the Depositary or any Registrar or the Corporation with respect to any matter arising in connection with the services to be performed by the Depositary or any Registrar under this Deposit Agreement. The Depositary or such Registrar and its respective agents and subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken, suffered or omitted by the Depositary or such Registrar in reliance upon any instructions from the Corporation or upon the advice or opinion of such counsel. The Depositary or any Registrar shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation. The Depositary, any Depositary Agent, and any Registrar hereunder: (i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties; (ii) shall have no obligation to make any payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full the amounts due and payable with respect thereto; (iii) may rely on and shall be authorized and protected in acting or omitting to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof; (iv) may rely on and shall be authorized and protected in acting or omitting to act upon the written, telephonic, electronic and oral instructions given in accordance with this Agreement, with respect to any matter relating to its actions as Depositary or Registrar covered by this Agreement (or supplementing or qualifying any such actions), of officers of the Company; (v) shall not be called upon at any time to advise any person with respect to the Series T Preferred Stock, Depositary Shares or Receipts;

14 (vi) except as provided for herein, shall not be liable or responsible for any recital or statement contained in any documents relating hereto or to the Series T Preferred Stock, the Depositary Shares or Receipts; and (vii) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than the Depositary, any Depositary Agent, or any Registrar, as applicable) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Agreement. The rights and obligations of the Corporation, the Depositary, and the Registrar set forth in this Section 5.3 shall survive termination of this Deposit Agreement or any resignation or succession of any Depositary, Registrar or Depositary’s Agent. Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within sixty (60) days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, along with its affiliates, of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Series T Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary. Section 5.5 Corporate Notices and Reports. The Corporation agrees that it will deliver to the Depositary, and if requested by the Corporation the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Series T Preferred Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Amended and Restated Articles of Incorporation (including the Certificate of Designations), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested by the Corporation. From time to time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of its obligations under the provisions of this Agreement.

15 Section 5.6 Indemnification by the Corporation. Subject to Section 5.3, the Corporation shall indemnify the Depositary, any Depositary’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith on the respective parts of any such person or persons (which gross negligence, willful misconduct, bad faith or fraud must be determined by a final, non-appealable order, judgement, decree or ruling of a court of competent jurisdiction). The rights of the Depositary and the obligations of the Corporation set forth in this Section 5.6 shall survive termination of this Deposit Agreement and any resignation or succession of any Depositary, Registrar or Depositary’s Agent. Section 5.7 Fees, Charges and Expenses. The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable fees and expenses) incurred by the Depositary without gross negligence, willful misconduct or bad faith on its part (or on the part of any agent or Depositary Agent) in connection with the services rendered by it (or such agent or Depositary Agent) hereunder (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgement, decree or ruling of a court of competent jurisdiction). The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Series T Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of Series T Preferred Stock by owners of Depositary Shares, and any redemption or exchange of the Series T Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree. ARTICLE VI AMENDMENT AND TERMINATION Section 6.1 Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the Series T Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate from a duly authorized officer of the Corporation that states that the proposed amendment is in compliance with the terms of this Section 6.1.

16 Section 6.2 Termination. This Deposit Agreement may be terminated by the Company upon not less than thirty (30) days’ prior written notice to the Depositary if the holders of Receipts evidencing in the aggregate not less than two-thirds of the Depositary Shares outstanding then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.9 or (ii) there shall have been made a final distribution in respect of the Series T Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable. Upon the termination of this Deposit Agreement, the parties hereto shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Sections 5.3, 5.6 and 5.7, and the rights of the Depositary set forth in Sections 5.3, 5.6 and 5.7 shall survive the termination of this Deposit Agreement and any resignation, removal or succession of the Depositary. ARTICLE VII MISCELLANEOUS Section 7.1 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Deposit Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature. Section 7.2 Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever. Section 7.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if any such provision adversely affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately. Section 7.4 Notices. Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by telegram or facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at: The PNC Financial Services Group, Inc. The Tower at PNC Plaza 300 Fifth Avenue Pittsburgh PA 15222-2401 Attention: Legal Department or at any other addresses of which the Corporation shall have notified the Depositary in writing. Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by telegram or facsimile transmission or electronic mail, confirmed by letter, addressed to the Depositary at:

17 Computershare Trust Company, N.A. 150 Royall Street Canton, MA 02021 Attention: Client Services or at any other addresses of which the Depositary shall have notified the Corporation in writing. The Depositary shall give any and all notices directed to be given by the Corporation to any Record Holder of a Receipt in writing, which notices shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary (provided that, if the Depositary Shares are held through DTC, the Depositary shall give any and all notices in accordance with the procedures of DTC). Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Corporation may, however, act upon any facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid. Section 7.5 Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action. Section 7.6 Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent in Respect of Receipts. The Corporation hereby appoints Computershare Trust Company, N.A. as Registrar and Transfer Agent, and Computershare Inc. as dividend disbursing agent and redemption agent in respect of the Receipts, and Computershare Trust Company, N.A. and Computershare Inc. hereby accept such respective appointments. With respect to the appointments of Computershare Trust Company, N.A. as Registrar and Transfer Agent and Computershare, Inc. as dividend disbursing agent and redemption agent in respect of the Series T Preferred Stock and the Receipts, each of Computershare Trust Company, N.A. and Computershare, in their respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depository hereunder, respectively, as if explicitly named in each such provision. Section 7.7 Appointment of Calculation Agent. The Corporation hereby names PNC Bank, National Association the calculation agent with respect to calculating the amount of dividends to be paid with respect to the Series T Preferred Stock, and PNC Bank, National Association shall be deemed to be appointed as calculation agent only if PNC Bank, National Association has accepted such appointment in writing as agreed between PNC Bank, National Association and the Corporation. If PNC Bank, National Association is appointed as such calculation agent, it shall be entitled to receive a description of the calculations required under the Series T Preferred Stock and the categories of information under which it is entitled to seek guidance from the Corporation. In furtherance thereof, such calculation agent may seek guidance from the Corporation with one day notice in making any determinations thereunder. Section 7.8 Holders of Receipts Are Parties. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts. The provisions of this Deposit Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns, and no rights shall be granted to any other person by virtue of this Deposit Agreement.

18 Section 7.9 Governing Law. This Deposit Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to applicable conflicts of law principles, except that the rights, duties, and obligations of the Depositary, Registrar, and Transfer Agent under this Deposit Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware. Section 7.10 Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt. Section 7.11 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts. Section 7.12 Confidentiality. The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information and the fees for services, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process. However, each party may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law. To avoid doubt, the parties hereto shall not be required to keep the terms of this Agreement confidential. Section 7.13 Force Majeure. Notwithstanding anything to the contrary contained herein, the Depositary will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, war, or civil unrest. [Remainder of page intentionally left blank; signature page follows.]

19 IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof. THE PNC FINANCIAL SERVICES GROUP, INC. By: /s/ Lisa M. Kovac Name: Lisa M. Kovac Title: Vice President COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. (on behalf of both entities) By: /s/ Tyler Haynes Name: Tyler Haynes Title: Vice President [Signature Page to Deposit Agreement]

A-1 EXHIBIT A [FORM OF FACE OF RECEIPT] UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT (INCLUDING THE DEPOSITORY) FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. DEPOSITARY SHARES $ DEPOSITARY RECEIPT NO. FOR DEPOSITARY SHARES, EACH REPRESENTING 1/100th OF ONE SHARE OF 3.400% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES T OF THE PNC FINANCIAL SERVICES GROUP, INC. INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA CUSIP 693475 BC8 SEE REVERSE FOR CERTAIN DEFINITIONS Dividend Payment Dates: Beginning December 15, 2021, on March 15, June 15, September 15 and December 15 of each year until such date, if any, on which the Series T Preferred Stock (as defined below) is redeemed. COMPUTERSHARE INC., a Delaware corporation (“Computershare”) and its wholly owned subsidiary COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered national association (the “Trust Company”, and jointly with Computershare the “Depositary”), hereby certifies that Cede & Co. is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/100th of one share of 3.400% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series T, liquidation preference $100,000 per share, par value $1.00 per share (the “Series T Preferred Stock”), of The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of September 13, 2021 (the “Deposit Agreement”), among the Corporation, the Depositary and the Holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer; provided that, if a Registrar for this Depositary Receipt (other than the Depositary) shall have been appointed, this Depositary Receipt shall also be countersigned by manual or facsimile signature of a duly authorized officer of such Registrar. Dated: Computershare Inc. and Computershare Trust Company, N.A., as Depositary By: Authorized Officer

A-2 [FORM OF REVERSE OF RECEIPT] THE PNC FINANCIAL SERVICES GROUP, INC. THE PNC FINANCIAL SERVICES GROUP, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE STATEMENT WITH RESPECT TO SHARES OF 3.400% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES T OF THE PNC FINANCIAL SERVICES GROUP, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE The Corporation will furnish without charge to each receiptholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar. EXPLANATION OF ABBREVIATIONS The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used. Abbreviation Abbreviation Abbreviation Equivalent Word JT TEN As joint tenants, with right of survivorship and not as tenants in common TEN BY ENT As tenants by the entireties TEN IN COM As tenants in common UNIF GIFT MIN ACT Uniform Gifts to Minors Act Abbreviation Equivalent Word Abbreviation Equivalent Word Abbreviation Equivalent Word ADM Administrator(s), Administratrix EX Executor(s), Executrix PL Public Law AGMT Agreement FBO For the benefit of TR (As) trustee(s), for, of ART Article FDN Foundation U Under CH Chapter GDN Guardian(s) UA Under Agreement CUST Custodian for GDNSHP Guardianship UW Under will of, Of will of, Under last will & testament DEC Declaration MIN Minor(s) EST Estate, of Estate of PAR Paragraph For value received, hereby sell(s), assign(s) and transfer(s) unto INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises. Dated: NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever. SIGNATURE GUARANTEED NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

B-1 EXHIBIT B I, , [title] of The PNC Financial Services Group, Inc. (the “Corporation”), hereby certify that pursuant to the terms of the Statement with Respect to Shares effective September 10, 2021, filed with the Department of State of the Commonwealth of Pennsylvania on September 10, 2021 (the “Statement”), and pursuant to resolutions adopted by Board of Directors of the Corporation on August 12, 2021 and the resolutions of the Capital Committee of the Board of Directors of the Corporation (the “Capital Committee”) adopted on September 8, 2021, the Corporation has established the Series T Preferred Stock which the Corporation desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of September 13, 2021, by and among the Corporation, Computershare Trust Company, N.A., Computershare Inc. and the Holders of Receipts issued thereunder from time to time (the “Deposit Agreement”). In connection therewith, the Board of Directors of the Corporation or a duly authorized committee thereof has authorized the terms and conditions with respect to the Series T Preferred Stock as described in the Statement attached as Annex A hereto. Any terms of the Series T Preferred Stock that are not so described in the Certificate of Designations and any terms of the Receipts representing such Series T Preferred Stock that are not described in the Deposit Agreement are described below: Aggregate Number of shares of Series T Preferred Stock issued on the day hereof: CUSIP Number for Receipt: 693475 BC8 Denomination of Depositary Share per share of Series T Preferred Stock (if different than 1/100th of a share of Series T Preferred Stock): Redemption Provisions (if different than as set forth in the Deposit Agreement): All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement. The PNC Financial Services Group, Inc. This certificate is dated: By: Name: Title: